UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/03/2005

PW Eagle, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-18050

Minnesota	41-1642846
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1550 Valley River Drive, Eugene, Oregon 97401
(Address of Principal Executive Offices, Including Zip Code)

541-343-0200
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On October 3, 2005, PW Eagle, Inc. ("PW Eagle") announced in a press release that its majority-owned subsidiary, USPoly Company ("USPoly"), executed an agreement for the sale of its interest in WL Plastics Corporation ("WL Plastics"). The completion of the sale is subject to certain closing conditions, including financing contingencies. If the sale is completed, PW Eagle anticipates that it will close in the fourth quarter of 2005. The expected net after-tax gain on the sale is estimated to be approximately $13 million. USPoly will use proceeds from the sale to pay down debt. There can be no guarantee that the sale will close within the expected timeframe, or at all.

The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.

Item 9.01.    Financial Statements and Exhibits

(a)        Financial statements: None.

(b)        Pro forma financial information:

             None

(c)        Exhibits:

99.1    Press Release dated October 3, 2005

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

PW Eagle, Inc.

Date: October 07, 2005.	By:	/s/ Scott Long
Scott Long
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release Dated October 3, 2005